                                                                    DLE 5 Oct 01
                               GC COMPANIES, INC.
                               Organization Chart

                               GC Companies, Inc.
                                   04-3200876

Domestic Theatre Group                                            International Theatre Group
----------------------                                            ---------------------------
General Cinema Theatres, Inc.                                     General Cinema International, Inc.
                                                                     50% Hoyts General Cinema South America, Inc.
     Cinema Ad-Ventures, Inc.                                            GCC/Hoyts Brazil, Inc.
     Club Cinema of Mazza, Inc.                                                 General Cinema do Brasil Empreendimentos, Ltda.
     GC Grill Holdings, Inc.                                             Boca Holdings, Inc.
     GC Theatre Corp. of Garden Grove                                           Hoyts General Cinema de Argentina, S.A.
     GCT ICE Management, Inc.                                            GCC/Hoyts Chile, Inc.
     GCT Louisiana Beverage Services, Inc.                                      90% Hoyts Cinemas Chile SA
     GCT Management, Inc.                                                GCC/Hoyts Uruguay, Inc.
         50% Mobile Venturer [Ptr]                                              50% Telnir S.A.
     GCT Pacific Beverage Services, Inc.
     General Cinema Corp. of Bridgewater
     General Cinema Corp. of Chapel Hill
     General Cinema Corp. of Charleston
     General Cinema Corp. of Clifton
     General Cinema Corp. of Greenwood
     General Cinema Corp. of Indiana
     General Cinema Corp. of Landmark
     General Cinema Corp. of Maryland, Inc.                       Investment Group
     General Cinema Corp. of Massachusetts
         General Cinema of Framingham, Inc.                       GC Security Corp.
     General Cinema Corp. of Mayfair                              GCC Investments, Inc.
     General Cinema Corp. of Mazza                                          Chestnut Hill Clothes, Inc.
     General Cinema Corp. of Michigan                                       Chestnut Hill Foods, Inc.
     General Cinema Corp. of Minnesota, Inc.                                Chestnut Hill Fuel, Inc.
     General Cinema Corp. of New York, Inc.                                 Chestnut Hill Media, Inc.
     General Cinema Corp. of North Carolina                                 Chestnut Hill Re, Inc.
     General Cinema Corp. of Northeast Tower                                      99% GCC Investments, LLC  *
     General Cinema Corp. of Northwestern                                             Chestnut Hill ACA, LLC
     General Cinema Corp. of Oklahoma, Inc.                                           Chestnut Hill Fuel, LLC
     General Cinema Corp. of Owings Mills                                             Chestnut Hill Nature, LLC
     General Cinema Corp. of Parkway Pointe                                           Chestnut Hill Velocom, LLC
     General Cinema Corp. of Pennsylvania                                             Chestnut Hill (El Sitio), LLC
         Knights Holding Corp.                                                        Chestnut Hill (Vanguard) LLC
             Knights Theatre Corp.                                          Chestnut Hill Telecom, Inc.
                 Knights Realty Corp.                                             Chestnut Hill (GTS Trust)
     General Cinema Corp. of Plymouth Meeting                               Chestnut Hill Vision, Inc.
     General Cinema Corp. of South Carolina                                 Chestnut Hill Wireless, Inc.
     General Cinema Corp. of Texas                                          GCC Radio, Inc.
     General Cinema Corp. of Virginia
     General Cinema Corp. of Washington
     General Cinema of New Mexico, Inc.                                   * the other 1% of GCC Investments, LLC is owned by
     General Cinema Specialty Film, Inc.                                    Chestnut Hill Capital Partners, LLC
         55% Sundance Cinema Circuit, LLC.
     General Cinema Theatre of Columbia, Inc.
     General Cinema Theatre of Yorktown, Inc.
     General Cinema Theatres of Delaware, Inc.
     General Cinema Theatres of Illinois, Inc.
     General Cinema Theatres of New Jersey, Inc.
     General Cinema Theatres of Ohio, Inc.
     General Cinema Tickets, Inc.
         50% The Movie Ticket Company [Ptr]
     Global Cinema Network, Inc.
     G. C. Theatre Corp. of California
     Joliet Cinema, Inc.
         50% Joliet Cinema, Inc. & Inwood Corp. [Ptr]
     Louis Joliet Cinema, Inc.
         50% Louis Joliet Cinema, Inc. & Inwood Corp. [Ptr]
     Premium Cinema of Owings Mills, Inc.
     Premium Cinema of Yorktown, Inc.                                      Investments are 100% unless otherwise noted.
     Premium Theater of Framingham, Inc.                                   Investments <50% are not listed.
     Premium Theatre of Mayfair, Inc.                                      [Ptr] = a partnership


                                                                          Page 1